                                  Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of U.S. Microbics, Inc., (the "Company") on Form 10-QSB/A for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert C. Brehm, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                               /s/ Conrad Nagel
                                               --------------------------------
                                               Conrad Nagel
                                               Principal Accounting Officer

                                               March 23, 2005



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